Exhibit 4.10



                          FIRST SUPPLEMENTAL INDENTURE


     This FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental Indenture"), dated as of June 30, 2000, is entered into by and among U S WEST Capital Funding, Inc., a Colorado corporation, (the "Company"), U S WEST, Inc., a Delaware corporation (the "Guarantor"), Qwest Communications International Inc., a Delaware corporation ("Qwest"), and Bank One Trust Company, National Association, a national banking association, as Trustee (the "Trustee").

                                    RECITALS

     WHEREAS, the Company and the Guarantor have heretofore executed and delivered to the Trustee an Indenture, dated as of June 29, 1998 (the
"Indenture"), providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series as provided in the Indenture;

     WHEREAS, pursuant to an Agreement and Plan of Merger, dated July 18, 1999, by and between the Guarantor and Qwest, as amended (the "Merger Agreement"), the Guarantor is merging (the "Merger") with and into Qwest, the separate existence of the Guarantor shall cease and Qwest shall survive and continue to exist as the continuing corporation (the "Continuing Corporation");

     WHEREAS, Section 5.02 of the Indenture provides, in part, that the Guarantor may merge into any person provided (i) that the person is a corporation which assumes by supplemental indenture all of the obligations of Guarantor under the Guarantees (as defined in the Indenture) and under the Indenture and (ii) that after giving effect thereto, no Default or Event of Default (as those terms are defined in the Indenture) shall have occurred and be continuing;

     WHEREAS, Section 9.01(2) of the Indenture provides that, without the consent of any Securityholders (as defined in the Indenture), the Company, the Guarantor and the Trustee may enter into a supplemental indenture to evidence the succession of another corporation to the Guarantor and the assumption by any such successor, all as set forth in Article Five of the Indenture;

     WHEREAS, the Guarantor has delivered, or caused to be delivered on its behalf, to the Trustee (i) an Opinion of Counsel, stating that the Merger and this First Supplemental Indenture comply with Article Five and the applicable provisions of Article Nine of the Indenture and that all conditions precedent provided for in the Indenture relating to the Merger and the execution and delivery of this First Supplemental Indenture have been complied with and (ii) a copy of Guarantor's Board Resolution authorizing the Merger; and

     WHEREAS, all things necessary to authorize the assumption by the Continuing Corporation of the Guarantor's obligations under the Guarantees and the Indenture and to make this First Supplemental Indenture when executed by the parties hereto a valid and binding amendment of and supplement to the Indenture have been done and performed.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

     SECTION 1. Assumption of Obligations.The Continuing Corporation hereby expressly assumes, from and after the Effective Time (as defined in the Merger Agreement), all of the obligations of the Guarantor under the Guarantees and the Indenture.

     SECTION 2. Succession and Substitution. The Continuing Corporation, from and after the Effective Time, by virtue of the aforesaid assumption and the delivery of this First Supplemental Indenture, shall succeed to and be substituted for and may exercise every right and power of the Guarantor under the Indenture and under the Guarantees with the same effect as if the Continuing Corporation had been named as the Guarantor in the Indenture and under the Guarantees.

     SECTION 3. Representations and Warranties. The Continuing Corporation, as of the date of execution of this First Supplemental Indenture, represents and warrants that: (i) it is a corporation duly organized and validly existing under the laws of the State of Delaware; (ii) it has full corporate power and authority to execute and deliver this First Supplemental Indenture and to perform its obligations under the Indenture, the Guarantees, and this First Supplemental Indenture in accordance with their terms; and that (iii) the execution, delivery and performance of this First Supplemental Indenture will not violate, conflict with or constitute a breach of, or a default under its certificate of incorporation or bylaws, or any other material agreement or instrument to which it is a party or which is binding on it or its assets, and will not result in the creation of any lien on, or security interest in, any of its assets.

     SECTION  4.   Covenants.   All  covenants  and  agreements  in  this  First
Supplemental Indenture, the Indenture, the Guarantees and by the Continuing Corporation shall bind its respective successors and assigns, whether so expressed or not.

     SECTION  5.  Requests  and  Notices.  Pursuant  to  Section  11.02  of  the
Indenture, from and after the Effective Time, any request, demand, authorization, direction, notice, consent, waiver or act to Securityholders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with the Guarantor shall be addressed to the Continuing
Corporation  at 1801  California  Street,  Denver,  Colorado  80202,  Attention:
General Counsel or at any other address previously furnished to the Trustee by the Continuing Corporation.

     SECTION 6. Separability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 7. No Third Party Benefit. Nothing in the First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, and the Securityholders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture, as amended by this First Supplemental Indenture.

     SECTION 8. Continuance of Indenture: Effectiveness. This First Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. The Indenture, as supplemented by this First Supplemental Indenture, shall continue in full force and effect. This First Supplemental Indenture shall become effective at the Effective Time.

     SECTION 9. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 10. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                         U S WEST CAPITAL FUNDING, INC.
                                         By:      /s/ ALLAN R. SPIES
                                         Name:    Allan R. Spies
                                         Title:   President
(SEAL)

Attest:  /s/ THOMAS O. MCGIMPSEY
Name:    Thomas O. McGimpsey
Title:   Secretary

                                         U S WEST, Inc.
                                         By:      /s/ ALLAN R. SPIES
                                         Name:    Allan R. Spies
                                         Title:   Executive Vice President
                                             and Chief Financial Officer
(SEAL)

Attest:  /s/ THOMAS O. MCGIMPSEY
Name:    Thomas O. McGimpsey
Title:   Assistant Secretary

                                         QWEST COMMUNICATIONS INTERNATIONAL INC.
                                         By:  /s/ DRAKE S. TEMPEST
                                         Name: Drake S. Tempest
                                         Title:  Executive Vice President,
                                           General Counsel, Chief Administrative
                                           Officer and Secretary
(SEAL)

Attest:  /s/ YASH A. RANA
Name:    Yash A. Rana
Title:   Associate General Counsel and Assistant Secretary

                                         BANK  ONE  TRUST   COMPANY,
                                         NATIONAL        ASSOCIATION
                                         (successors  in interest to
                                         The First  National Bank of
                                         Chicago), as Trustee
                                         By:      /s/ STEVEN M. WAGNER
                                         Name: Steven M. Wagner
                                         Title:     Director
(SEAL)
Attest:       /s/ JEFFREY KINNEY
Name:    Jeffrey Kinney
Title:   Director